Exhibit 99.1

Sybase Reports Best-Ever First Quarter Results,

Driven by Year-Over-Year Growth of 14% in License Revenue

And 57% Jump in Operating Income

Management Raises Full-Year EPS and Cash Flow Guidance

DUBLIN, Calif.--(BUSINESS WIRE)--April 22, 2009--Sybase, Inc. (NYSE:SY), the largest enterprise software and services company exclusively focused on managing and mobilizing information, today reported financial results for the first quarter ended March 31, 2009.

Highlights:

  License revenue increased 14% year over year and 19% year over year in constant currency
  Database license revenues increased 31% year over year
  GAAP operating income up 57% to $56.9 million, representing operating margin of 21%
  Non-GAAP operating income up 41% to $68.9 million, representing operating margin of 26%
  GAAP EPS up 39% to $0.33, non-GAAP EPS up 25% to $0.49
  Highest-ever quarterly cash flow from operations of $97.4 million

2009 First Quarter Results

Total revenue for the first quarter of 2009 increased to $267.5 million from $260.1 million in the first quarter of 2008. License revenue grew to $89.3 million compared to $78.1 million in the first quarter of 2008. Services revenue was $135.0 million, and messaging revenue was $43.3 million in the 2009 first quarter.

Sybase’s first quarter total revenue reflects a 6% negative impact from foreign currency exchange rates. Absent the impact of currency, total revenue increased 9% year over year, and license revenue increased 19% year over year.

Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the first quarter increased 57% year over year to $56.9 million, representing an operating margin of 21%.

For the quarter, the company reported GAAP net income of $28.1 million and GAAP earnings per diluted share (EPS) of $0.33. This compares with 2008 first quarter GAAP net income of $21.7 million and GAAP EPS of $0.24.

Non-GAAP operating income for the 2009 first quarter increased 41% year over year to $68.9 million, representing a 26% operating margin.

Non-GAAP net income for the first quarter grew 16% year over year to $41.1 million. Non-GAAP EPS grew 25% year over year to $0.49.

Non-GAAP amounts exclude the amortization of certain purchased intangibles, stock-based compensation, restructuring costs, charges related to the impairment of auction rate securities, imputed interest related to our convertible debt, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items.

Accompanying this release is a reconciliation from GAAP to non-GAAP amounts for the first quarters of 2008 and 2009.

Cash flow from operations was $97.4 million in the quarter.

Chairman, CEO and President of Sybase John Chen stated, "Sybase continues to execute well in a challenging environment, allowing us to take share from our competitors. We generated growth across our key data management, analytics, and mobility products. Despite a strong foreign currency headwind, we delivered our sixth consecutive record quarter, including historical first quarter highs in total revenue, operating margin, earnings, and cash flow.

"Additional Q1 highlights included a number of exciting product and partner initiatives that position Sybase for further market share gains. We launched IQ 15, risk analytics with complex event processing, Mobile Office for the iPhone, and mobile payment services. Also in the quarter, SAP — with 40 million licensed users — chose the new Sybase Unwired Platform to extend SAP Business Suite functionality to all major mobile device platforms," added Mr. Chen.

"We enter Q2 with a healthy business pipeline and compelling product portfolio. We will continue to invest and manage expenses with discipline. I remain optimistic in our ability to execute well, and we are raising our full year earnings and cash flow guidance," concluded Mr. Chen.

Balance Sheet and Other Data

At March 31, 2009, Sybase reported $708.5 million in cash and cash investments, including restricted cash of $2.7 million.

Sybase repurchased $15.0 million of its outstanding common stock during the first quarter. As of March 31, 2009, $62.5 million remained authorized under the company’s current share repurchase program.

Days sales outstanding (DSO) for the first quarter was 78.

Guidance

For the second quarter ending June 30, 2009, management anticipates total revenue in the range of $270 million to $275 million, representing 5% to 6% growth before taking into account an estimated 9% negative currency impact. Management anticipates non-GAAP fully diluted EPS in the range of $0.50 to $0.52 and GAAP EPS in the range of $0.37 to $0.39.

For full-year 2009, management anticipates total revenue of approximately $1.1 billion, representing approximately 5% growth before taking into account an estimated 8% negative currency impact. Management anticipates non-GAAP EPS in the range of $2.20 to $2.24 and GAAP EPS in the range of $1.64 to $1.68. Full-year 2009 cash flow from operations is expected to exceed $250 million.

A summary of the company's 2009 guidance assumptions and a reconciliation to the company’s previous guidance assumptions are as follows:

2009 Guidance Assumptions

	GAAP		Non-GAAP

Revenue Growth
2009 forecasted revenue growth - constant currency (1)	5%	6%	5%	6%
2009 forecasted foreign exchange impact on revenue growth (2)	(8%)	(8%)	(8%)	(8%)
2009 forecasted revenue growth - reported	(3%)	(2%)	(3%)	(2%)

EPS Reconciliation
Prior 2009 EPS guidance	1.62	1.67	2.16	2.21

Decrease due to foreign exchange impact	(0.06)	(0.06)	(0.06)	(0.06)
Increase due to operations	0.11	0.10	0.10	0.09
Impairment of auction rate securities	(0.02)	(0.02)	-	-
Tax rate change	0.01	0.01	0.02	0.02
Impact due to higher share count	(0.02)	(0.02)	(0.02)	(0.02)

2009 EPS guidance	$1.64	$1.68	$2.20	$2.24

(1) No change from prior guidance
(2) Prior assumption was (5%)
Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

Accompanying this release is a reconciliation from projected GAAP to non-GAAP amounts for the estimated 2009 second quarter and full year results.

Conference Call and Webcast Information

The Sybase 2009 first quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time on Wednesday, April 22, 2009. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on April 29, 2009. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #1700648. Additionally, the archived Webcast will be available through July 21, 2009 at http://www.sybase.com/about_sybase/investorrelations.

About Sybase, Inc.

Sybase is an industry leader in delivering enterprise and mobile software to manage, analyze and mobilize information. We are recognized globally as the performance leader, proven in the most data-intensive industries and across all systems, networks and devices. For 25 years, our information management, analytics and enterprise mobility solutions have powered the world’s most mission-critical systems in financial services, telecommunications, manufacturing and government. For more information, visit http://www.sybase.com. Read Sybase blogs: http://blogs.sybase.com.

Forward-Looking Statements

Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

Note Regarding Non-GAAP Financial Measures

In addition to our GAAP results, Sybase discloses adjusted operating income, net income and net income per share, referred to respectively as “non-GAAP operating income”, “non-GAAP net income”, and “non-GAAP net income per diluted share”. These items, which are collectively referred to as “Non-GAAP Measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs, non-cash charges related to the impairment of auction rate securities (“ARS”), the imputed interest expense on our convertible notes, gains or losses on assets held for employees in a deferred compensation plan, and the tax effect of these and related items. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges, impairment charges to our ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Therefore, we exclude these impacts in our planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised “Share-based Payment” (“FAS 123R”) on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors with certain Non-GAAP Measures. With the adoption of FAS 123R, we continue to believe that Non-GAAP Measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 (“SAB 107”) and we have presented Non-GAAP Measures that exclude stock-based compensation, amortization of acquisition-related intangible assets, impairment charges to ARS, imputed interest expense, restructuring costs and the related tax effects. While these items (other than restructuring) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the stock committee of the Board of Directors and, in the case of acquisition-related intangible assets; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges, amortization of acquisition-related intangible assets, and write-downs to ARS, the imputed interest expense on our convertible notes, and gains or losses on assets held for employees in a deferred compensation plan, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. We use annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

The cost of restructure charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. We have not undertaken restructuring since 2004 and amounts included in cost of restructure in 2006 and subsequently reflect lease termination costs from previously announced restructuring efforts. Our previous restructuring activities and related expenses were not related to operating performance for any particular period, and were not subject to change by management in any particular period. Instead, the prior restructuring was intended to align our business model and expense structure to our position in the market.

The liquidity and fair value of our investments in marketable securities, including auction rate securities, have been negatively impacted by the uncertainty in the credit markets and failed auctions due to a lack of marketability of these securities. As a result, we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these unique charges provide investors an enhanced view of our operations and facilitates comparisons with the results of other periods. In 2009, GAAP changed to require that issuers of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on our $460 million of 1.75% convertible subordinated notes that were issued a private placement in February 2005, the “imputed interest expense.” The imputed interest expense is excluded from management’s assessment of our operating performance because management believes that this is not indicative of our ongoing business operations. We believe that the exclusion of the imputed interest expense provides investors an enhanced view of our operational performance and will facilitate the comparisons of future reported results with results from periods prior to the GAAP requirement to recognize imputed interest expense.

We maintain a rabbi trust for our deferred compensation plan that was established to allow certain employees the opportunity to defer the receipt of compensation. Plan participants elect to defer a portion of their compensation and these amounts are deemed invested in investment options that mirror the participants’ 401(k) plan investment elections. The rabbi trust for the deferred compensation plan is structured in accordance with IRS guidelines and the assets in the trust are subject to the claims of our general creditors. The gains and losses on assets in the deferred compensation plan are excluded from management’s assessment of our operating performance because management believes that they are not indicative of our ongoing business operations. We believe that the exclusion of these gains and losses provides investors an enhanced view of our operational performance and these gains and losses are unrelated to operational performance in any particular period.

Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates because of (i) the exclusion of the amortization of acquisition-related intangible assets, stock-based compensation expenses, restructuring costs, and other expense and income items described above, (ii) the exclusion of certain acquired tax attributes, and (iii) the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

  These Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
  The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

Non-GAAP operating margin performance and non-GAAP net income do not include stock compensation expense related to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our non-GAAP measures.

Although amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP measures and therefore non-GAAP measures do not include the costs of acquired intangible assets that supplement our research and development.

Restructuring charges in 2006 and subsequently primarily represent lease termination costs associated with restructuring activities that commenced in 2004 and before. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

While the interest imputed on our convertible notes does not directly impact our current cash position, such expense recognizes the deemed economic value of the conversion feature associated with the notes. The expense associated with this deemed economic value is excluded from our non-GAAP measures and, therefore, non-GAAP measures do not reflect a deemed expense associated with our convertible notes.

  Excluded expenses for stock-based compensation, amortization of acquisition-related intangible assets, imputed interest on our convertible debt, and gains and losses on assets in our deferred compensation plan will continue to recur and impact the Company’s GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

The company adjusts for these limitations by relying on these Non-GAAP Measures only as a supplement to the Company’s GAAP results.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	March 31, 2009	December 31, 2008 (1)
	(Unaudited)

Current assets:
Cash and cash equivalents	$675,939	$611,364
Short-term investments	16,148	8,689
Total cash, cash equivalents and short-term cash investments	692,087	620,053

Restricted cash	2,657	2,773
Accounts receivable, net	230,639	270,400
Deferred income taxes	38,727	45,524
Prepaid income taxes	6,756	4,932
Other current assets	35,933	34,208

Total current assets	1,006,799	977,890

Long-term cash investments	13,714	15,513
Restricted long-term cash investments	39	41
Property, equipment and improvements, net	58,910	62,263
Deferred income taxes	20,173	17,794
Capitalized software, net	86,562	82,400
Goodwill, net	525,478	527,151
Other purchased intangibles, net	104,383	113,970
Other assets	27,859	29,300

Total assets	$1,843,917	$1,826,322

Current liabilities:
Accounts payable	$21,362	$26,300
Accrued compensation and related expenses	59,422	80,031
Accrued income taxes	20,024	17,562
Other accrued liabilities	106,042	124,050
Deferred revenue	240,375	211,903
Convertible subordinated notes	442,818	-

Total current liabilities	890,043	459,846

Other liabilities	43,081	44,788
Deferred income taxes	10,067	11,898
Long-term tax liability	37,030	32,082
Long-term deferred revenue	5,652	4,535
Convertible subordinated notes	-	438,299

Total stockholders' equity	858,044	834,874

Total liabilities and stockholders' equity	$1,843,917	$1,826,322

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share data)	2009	2008 (1)

Revenues:
License fees	$89,276	$78,124
Services	134,974	139,397
Messaging	43,263	42,627

Total revenues	267,513	260,148

Costs and expenses:
Cost of license fees	12,281	14,537
Cost of services	36,829	40,880
Cost of messaging	26,973	25,108
Sales and marketing	64,214	68,293
Product development and engineering	34,744	35,562
General and administrative	31,862	36,061
Amortization of other purchased intangibles	3,723	3,516
Cost (Reversal) of restructure	(10)	27

Total costs and expenses	210,616	223,984

Operating income	56,897	36,164

Interest income and expense and other, net	(8,901)	(703)

Income before income taxes	47,996	35,461

Provision for income taxes	19,895	13,756

Net income	$28,101	$21,705

Less: Net income attributable to the noncontrolling interest	16	9

Net income attributable to Sybase, Inc.	$28,085	$21,696

Basic net income per share attributable to Sybase, Inc.	$0.35	$0.25

Shares used in computing basic net income per share attributable to Sybase, Inc.	79,809	87,672

Diluted net income per share attributable to Sybase, Inc.	$0.33	$0.24

Shares used in computing diluted net income per share attributable to Sybase, Inc.	84,451	90,778

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS

The following tables reflect selected Sybase non-GAAP results reconciled to GAAP results
(in 000s except percentage and per share amounts):
	Three Months Ended March 31,
	2009	2008 (1)
Operating Income

GAAP operating income	56,897	36,164
Plus:
Amortization of acquisition-related intangible assets	6,924	7,063
Stock-based compensation expense	5,750	5,711
Cost (Reversal) of restructure	(10)	27
Change in value of assets in deferred compensation plan	(700)	-

Non-GAAP operating income	$68,861	$48,965

Net Income

GAAP net income	28,085	21,696
Plus:
Amortization of acquisition-related intangible assets	6,924	7,063
Stock-based compensation expense	5,750	5,711
Cost (Reversal) of restructure	(10)	27
Impairment loss on auction rate securities	1,799	3,270
Imputed interest expense for convertible notes	4,519	4,310
Less:
Incremental income taxes associated with certain Non-GAAP items	(5,948)	(6,647)

Non-GAAP net income	$41,119	$35,430

Net Income Per Diluted Share

GAAP net income per diluted share	$0.33	$0.24
Plus:
Amortization of acquisition-related intangible assets	0.08	$0.08
Stock-based compensation expense	0.07	$0.06
Cost (Reversal) of restructure	(0.00)	$0.00
Impairment loss on auction rate securities	0.02	$0.04
Imputed interest expense for convertible notes	0.05	$0.05
Less:
Incremental income taxes associated with certain Non-GAAP items	(0.07)	($0.07)

Non-GAAP net income per diluted share	$0.49	$0.39

Shares used in computing diluted net income per share	84,451	90,778

CLASSIFICATION OF STOCK-BASED COMPENSATION EXPENSE

The following table shows the classification of stock-based compensation expense (in 000s):

	Three Months Ended March 31,
	2009	2008

Cost of services	342	359
Cost of messaging	138	91
Sales and marketing	1,400	1,356
Product development and engineering	718	664
General and administrative	3,152	3,241

Total	$5,750	$5,711

CLASSIFICATION OF AMORTIZATION OF PURCHASED INTANGIBLES

The following table shows the classification of amortization of purchased intangibles expense (in 000s):

	Three Months Ended March 31,
	2009	2008

Cost of license fees	2,088	2,554
Cost of messaging	1,113	993
Amortization of other purchased intangibles	3,723	3,516

Total	$6,924	$7,063

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

SYBASE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2009	2008 (1)
Cash flows from operating activities:
Net income attributable to Sybase, Inc.	$28,085	$21,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,491	24,289
Net income attributable to noncontrolling interest	16	9
(Gain) Loss on disposal of assets	19	(28)
Impairment of investment in auction rate securities	1,799	3,270
Deferred income taxes	2,587	(2,533)
Stock-based compensation – restricted stock	2,718	2,386
Stock-based compensation – all other	3,032	3,326
Tax benefit from stock-based compensation plans	2,368	—
Excess tax benefit from stock-based compensation plans	(2,453)	(3,296)
Imputed interest expense for convertible notes	4,519	4,310
Amortization of note issuance costs	396	400
Changes in assets and liabilities:
Accounts receivable	41,832	19,611
Prepaid income taxes	(1,824)	14,767
Other current assets	(1,730)	(7,950)
Other assets – operating	1,054	50
Accounts payable	(4,941)	3,819
Accrued compensation and related expenses	(20,610)	(15,094)
Accrued income taxes	7,412	(158)
Other accrued liabilities	(18,285)	(16,049)
Deferred revenues	29,589	41,834
Other liabilities	(693)	(90)
Net cash provided by operating activities	97,381	94,569
Cash flows from investing activities:
(Increase) Decrease in restricted cash	118	(258)
Purchases of cash investments	(8,273)	(9,455)
Maturities of cash investments	—	22,238
Sales of cash investments	807	80,982
Purchases of property, equipment and improvements	(4,436)	(6,414)
Proceeds from sale of property, equipment, and improvements	8	7
Capitalized software development costs	(12,816)	(12,877)
(Increase) Decrease in other assets - investing	(19)	32
Net cash provided by (used for) investing activities	(24,611)	74,255
Cash flows from financing activities:
Repayments of long-term obligations	(696)	(389)
Net proceeds from the issuance of common stock and reissuance of treasury stock	16,761	8,758
Purchases of treasury stock	(15,049)	(273)
Excess tax benefit from stock-based compensation plans	2,453	3,296
Net cash provided by financing activities	3,469	11,392
Effect of exchange rate changes on cash	(11,664)	19,378
Net increase in cash and cash equivalents	64,575	199,594
Cash and cash equivalents, beginning of year	611,364	604,808
Cash and cash equivalents, end of period	$675,939	$804,402

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2009
(UNAUDITED)

(In thousands, except per share data)
Revenues:	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365	Eliminations	Consolidated Total
License fees
Infrastructure	$65,384	$13	$372	$-	$65,769
Mobile and Embedded	10,305	13,192	10	-	23,507
Subtotal license fees	75,689	13,205	382	-	89,276
Intersegment license revenues	29	8,585	9	(8,623)	-
Total license fees	75,718	21,790	391	(8,623)	89,276

Services
Direct service revenue	125,129	9,478	367	-	134,974
Intersegment service revenues	-	7,531	-	(7,531)	-
Total services	125,129	17,009	367	(7,531)	134,974

Messaging
Direct messaging revenue	-	-	43,263	-	43,263
Intersegment messaging revenues	-	-	-	-	-
Total messaging	-	-	43,263	-	43,263

Total revenues	200,847	38,799	44,021	(16,154)	267,513

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	144,216	30,437	40,153	(16,154)	198,652

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	56,631	8,362	3,868	-	68,861

Cost of restructure - 2009 Activity	(10)	-	-	-	(10)
Amortization of other purchased intangibles	527	1,023	2,173	-	3,723
Amortization of purchased technology	78	2,010	1,113	-	3,201

Operating income before unallocated costs	$56,036	$5,329	$582	$-	$61,947

Other unallocated costs					5,050
Operating income after unallocated costs					56,897

Interest income and expense and other, net					(8,901)

Income before income taxes					47,996

Provision for income taxes					19,895

Net income					$28,101

Less: Net income attributable to the noncontrolling interest					16

Net income attributable to Sybase, Inc.					$28,085

Basic net income per share attributable to Sybase, Inc.					$0.35

Shares used in computing basic net income per share attributable to Sybase, Inc.					79,809

Diluted net income per share attributable to Sybase, Inc.					$0.33

Shares used in computing diluted net income per share attributable to Sybase, Inc.					84,451

NON-GAAP RESULTS RECONCILED TO GAAP RESULTS - SEGMENTS

The following table reflects non-GAAP operating income before unallocated costs reconciled to GAAP results for each Sybase segment ( in 000s except percentage and per share amounts ) :

	Three Months Ended March 31, 2009
	Infrastructure Platform Group	iAnywhere Solutions	Sybase 365

Operating Income Before Unallocated Costs

GAAP operating income before unallocated costs	56,036	5,329	582
Plus:
Amortization of acquisition-related intangible assets	605	3,033	3,286
Reversal of restructure	(10)	-	-

Non-GAAP operating income before unallocated costs	$56,631	$8,362	$3,868

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the three months ended June 30, 2009
(unaudited)

GAAP-based EPS	$0.37	$0.39

Amortization of acquisition-related intangible assets	0.08	0.08
Stock-based compensation expense	0.07	0.07
Imputed interest expense for convertible notes	0.06	0.06
Impairment loss on auction rate securities	0.00	0.00
Income tax effect of above adjustments	(0.08)	(0.08)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$0.50	$0.52

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
Reconciliation of GAAP-based EPS to Non-GAAP EPS
for the twelve months ended December 31, 2009
(unaudited)

GAAP-based EPS	$1.64	$1.68

Amortization of acquisition-related intangible assets	0.33	0.33
Stock-based compensation expense	0.27	0.27
Imputed interest expense for convertible notes	0.22	0.22
Impairment loss on auction rate securities	0.02	0.02
Income tax effect of above adjustments	(0.28)	(0.28)
Income tax effect due to differences between the GAAP and non-GAAP effective tax rate	0.00	0.00

Non-GAAP EPS	$2.20	$2.24

Please see "Note Regarding Non-GAAP Financial Measures" for important information regarding Non-GAAP Financial Measures.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS - SUPPLEMENTAL FORMAT

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2009	2008 (1)

Software License & Services:
Software license & services revenue
License revenue	$88,894	$78,112
CS&S revenue	109,607	110,666
Other services	25,000	28,160
Total software license & services revenue	223,501	216,938

Cost of software license & services
Cost of license	10,193	11,983
Cost of services	36,487	40,521
Sales expense	46,574	52,160
Total cost of software license & services	93,254	104,664

Margin	$130,247	$112,274
	58%	52%

Messaging and Hosted Software:
Messaging and hosted software revenue
Messaging revenue	$43,263	$42,627
Hosted license and services revenue	749	583
Total messaging and hosted software revenue	44,012	43,210

Cost of messaging & hosted software
Cost of Messaging	25,722	24,024
Sales expense	7,300	6,091
Total cost of messaging & hosted software	33,022	30,115

Margin	$10,990	$13,095
	25%	30%

Total revenues for reportable segments	$267,513	$260,148
Total expenses for reportable segments	126,276	134,779
Total margin for reportable segments	141,237	125,369
Marketing expenses	(9,234)	(8,686)
Product development and engineering expenses	(34,348)	(34,898)
General and administrative expenses	(28,794)	(32,820)
Amortization of intangible assets	(6,924)	(7,063)
Cost (Reversal) of restructure	10	(27)
Stock-based compensation	(5,750)	(5,711)
Change in value of assets in deferred compensation plan	700	-
Interest income and expense and other, net	(8,901)	(703)
Income before provision for income taxes	$47,996	$35,461

(1) On January 1, 2009 the Company adopted FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (the “FSP”). As required by the FSP, prior period results have been recast to conform with the new pronouncement.

CONTACT:
Sybase Investor Relations
For Financial Inquiries:
Charlie Chen, 925-236-6015
charlie@sybase.com
Lynne Farris, 925-236-8797
lynne.farris@sybase.com
or
Sybase Public Relations
For Press Inquiries:
Crystal Lu, 925-236-6431
crystal.lu@sybase.com